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                                                                    Exhibit 24.1
October 23, 1995



Mr. Alan M.  Wright
Mr. William H. Stephens, III and
Mr. Paul E. Geiger
CMS NOMECO Oil & Gas Co.
One Jackson Square
Jackson, MI  49201

CMS NOMECO Oil & Gas Co. proposes to file a registration statement with the Securities and Exchange Commission with respect to the proposed issue and sale of up to 20% of the issued and outstanding shares of its Common Stock (on a fully diluted basis) to the public.

Each of the persons executing this instrument hereby appoints each of you lawful attorney for him and in his name to sign and cause to be filed with the Securities and Exchange Commission and The New York Stock Exchange a registration statement(s) and/or any appropriate amendment or amendments to said registration statements(s) (including any pre-effective or post-effective amendments) and other necessary documents required to be filed with the Securities and Exchange Commission or The New York Stock Exchange.

/s/ Richard J. Burgess
-------------------------                          -------------------------
Richard J. Burgess                                 Charles R. Owens

/s/ Frank M. Burke, Jr.                            /s/ S. Kinnie Smith, Jr.
-------------------------                          -------------------------
Frank M. Burke, Jr.                                S. Kinnie Smith, Jr.

/s/ Victor J. Fryling                              /s/ P. W. J. Wood
-------------------------                          -------------------------
Victor J. Fryling                                  P. W. J. Wood

/s/ J. Stuart Hunt                                 /s/ Alan M. Wright
-------------------------                          -------------------------
J. Stuart Hunt                                     Alan M. Wright

/s/ Thomas K. Matthews, II                         /s/ Gordon L. Wright
-------------------------                          -------------------------
Thomas K. Matthews, II                             Gordon L. Wright

/s/ William T. McCormick, Jr.
-------------------------
William T. McCormick, Jr.